                                        As filed with the Secretary of State of
                                        the State of Delaware on August 7, 1998
                                        ---------------------------------------


                             CERTIFICATE OF INCORPORATION

                                          OF

                          INVESTMENT PRODUCT SERVICES, INC.

          FIRST: The name of the corporation is INVESTMENT PRODUCT SERVICES, INC.

          SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, State of Delaware in the County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 and the par value of each of such shares is $.01 amounting in the aggregate to $10.00.

          FIFTH: The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation, as provided in the By-Laws. A Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. Election of directors need not be by ballot.

          SIXTH: The name and mailing address of the Incorporator is: David M. Mahle, Esq., c/o Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022.

          THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of


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Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of August, 1998.



                                /s/  DAVID M. MAHLE
                              ----------------------------
                              David M. Mahle, Incorporator


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                                        As filed with the Secretary of State of
                                     the State of Delaware on December 18, 1998
                                   --------------------------------------------

                             CERTIFICATE OF AMENDMENT OF
                    CERTIFICATE OF INCORPORATION BEFORE PAYMENT OF
                               ANY PART OF THE CAPITAL
                                          OF
                          INVESTMENT PRODUCT SERVICES, INC.

          Investment Product Services, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Corporation has not received any payment for any of its stock.

          SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

             "FIRST:  The name of the corporation (the "Corporation") is
                    NASDAQ-AMEX INVESTMENT PRODUCT SERVICES, INC."

          THIRD: That the amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to Section 241 of the General Corporation Law of the State of Delaware, by at least a majority of the directors who have been elected and qualified.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by John L. Jacobs, its Executive Vice President, this 17th day of December, 1998.

                                   INVESTMENT PRODUCT SERVICES, INC.



                                   By:  /s/ JOHN L. JACOBS
                                      ------------------------------
                                            John L. Jacobs
                                            Executive Vice President